Exhibit 4.4

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (“THE DEPOSITARY”) TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PACCAR Financial Corp.
Medium-Term Note, Series Q
(Floating Rate)
No.		Principal Amount
$
CUSIP:

ORIGINAL ISSUE DATE:	MATURITY DATE:

INITIAL INTEREST RATE:	SPREAD:

INDEX MATURITY:	SPREAD MULTIPLIER:

INTEREST RATE BASIS:

☐ LIBOR	☐ Treasury Rate
Designated LIBOR Page:	☐ CMT RATE
☐ Reuters Page LIBOR 01	☐ Reuters Page FRBCMT
☐ Reuters Page LIBOR 02	☐ Reuters Page FEDCMT:
Designated LIBOR	☐ Weekly Average
Currency:	☐ Monthly Average
☐ Federal Funds Rate: ☐ Federal Funds (Effective) Rate ☐ Federal Funds Open Rate ☐ Federal Funds Target Rate	☐ Commercial Paper Rate ☐ Prime Rate
☐ EURIBOR

INTEREST CATEGORY:	DAY COUNT CONVENTION:
☐ Regular Floating Rate Note	☐ 30/360 for the period
☐ Floating Rate/Fixed Rate Note	from to
Fixed Rate Commencement Date:	☐ Actual/360 for the period
Fixed Interest Rate: %	from to
☐ Inverse Floating Rate Note	☐ Actual/Actual for the period
Fixed Interest Rate: %	from to
☐ Other Floating Rate Note

MAXIMUM INTEREST RATE:	INTEREST RESET PERIOD:

MINIMUM INTEREST RATE:	INTEREST PAYMENT DATES:

INITIAL INTEREST RESET DATE:	REGULAR RECORD DATES:

INTEREST RESET DATES:	ADDENDUM ATTACHED:

INTEREST DETERMINATION DATES (if different than provided below):	SPECIFIED CURRENCY: United States dollars unless otherwise specified below:

• Payments of principal and any premium: • Payments of interest: • Exchange Rate Agent:

☐ CHECK IF DISCOUNT NOTE

CALCULATION AGENT:

Issue Price %:

OTHER PROVISIONS:

DENOMINATIONS: ($1,000, and integral multiples of $1,000 unless otherwise specified below):

HOLDER’S OPTIONAL REPAYMENT DATE(S):

INITIAL REDEMPTION DATE:

INITIAL REDEMPTION PERCENTAGE:

ANNUAL REDEMPTION PERCENTAGE REDUCTION:

If an Initial Redemption Date is specified above, (i) the Redemption Price will initially be the Initial Redemption Percentage specified above and shall decline at each anniversary of the Initial Redemption Date specified above by the Annual Redemption Percentage Reduction specified above until the Redemption Price is 100% of such principal amount, and (ii) this Note may be redeemed either in whole or from time to time in part, except that if the following box is marked, this Note may be redeemed in whole only. ☐ If no Initial Redemption Date is specified above, this Note may not be redeemed prior to the Maturity Date.

PACCAR Financial Corp., a Washington corporation (herein called the “Company,” which term includes any successor corporation under the Indenture referred to herein), for value received, hereby promises to pay to CEDE & CO. or its registered assigns, the principal sum of UNITED STATES DOLLARS on the Maturity Date specified above, and to pay interest thereon from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Original Issue Date shown above at the rate per annum determined by reference to the Interest Rate Basis or Bases, if any, specified above and in accordance with the provisions herein, until the principal hereof is paid or made available for payment. The Company will pay interest on the Interest Payment Dates specified above, commencing with the Interest Payment Date immediately following the Original Issue Date specified above and on the Maturity Date or any earlier redemption date or optional repayment date (such Maturity Date and any earlier redemption date or optional repayment date or any other date that the principal amount hereof or an installment thereof is due and payable whether by declaration of acceleration pursuant to the Indenture or otherwise being referred to hereinafter as a “Maturity” with respect to the portion of the principal amount payable on such date); provided that if the Original Issue Date specified above is after a Regular Record Date as specified above and on or before the related Interest Payment Date, the first payment of interest on this Note will be made on the Interest Payment Date following the next succeeding Regular Record Date to the Holder as of the close of business on such Regular Record Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth calendar day (whether or not a Business Day), next preceding such Interest Payment Date, and interest payable at Maturity shall be payable to the Person to whom the principal hereof is payable. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange upon which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payment of principal and interest payable at Maturity of this Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, and will be made in immediately available funds if this Note is presented in time for payment to be made in such funds in accordance with the normal procedures of The Bank of New York Mellon, as paying agent (the “Paying Agent”, which term includes any successor paying agent under the Indenture).

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions will for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Note will not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

References herein to “the Note,” “hereof,” “herein” and comparable terms will include an Addendum hereto if an Addendum is specified under “Other Provisions” above.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed, manually or in facsimile, and an imprint or facsimile of its corporate seal to be imprinted hereon.

Dated:	PACCAR Financial Corp.

By:
Name:
Title:

ATTEST:

By:
Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein issued under the within-mentioned Indenture.

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Authorized Signatory

or

The Bank of New York Mellon Trust Company, N.A.

By: The Bank of New York Mellon, as Authenticating Agent

By:
Authorized Signatory

This Note is one of a duly authorized issue of Securities of the Company, issued and to be issued in one or more series under an indenture dated as of November 20, 2009 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of the series of the Securities designated as the Medium-Term Notes, Series Q (herein called the “Notes”). The Notes may bear different dates and mature at different times, may bear interest at different rates and may otherwise vary, all as provided in the Indenture.

Any provision contained herein with respect to the calculation of the rate of interest applicable to this Note, its payment dates or any other matter relating hereto may be modified as specified in an Addendum relating hereto if so specified above.

This Note may be subject to repayment at the option of the Holder prior to the Maturity Date specified above on the Holder’s Optional Repayment Date(s), if any, specified above. If no Holder’s Optional Repayment Dates are specified above, this Note may not be so repaid at the option of the Holder hereof prior to the Maturity Date. On any Holder’s Optional Repayment Date, this Note will be repayable in whole or in part in an amount equal to $1,000 or integral multiples thereof (provided that any remaining principal amount shall be an authorized denomination) at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid (or, if the Discount Note box is checked above, such lesser amount as is provided below), together with interest thereon payable to the date of repayment, subject to the terms of any applicable Addendum hereto. For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received, with the form entitled “Option to Elect Repayment” set forth below (and also available at the office of the Trustee) duly completed, by the Trustee at its office at 400 South Hope Street, Suite 400, Los Angeles, CA 90071, Attention: Corporate Unit, Fax: (213) 630-6298, or such address which the Company will from time to time notify the Holders of the Notes, not more than 60 nor less than 30 days prior to a Holder’s Optional Repayment Date. This Note must be received by the Trustee by 5:00 p.m., New York City time, on the last day for the giving of such notice. Exercise of such repayment option by the Holder hereof will be irrevocable. In the event of payment of this Note in part only, a new Note for the unpaid portion hereof will be issued in the name of the Holder hereof upon the surrender hereof.

Commencing with the Interest Reset Date specified above first following the Original Issue Date specified above, the rate at which interest on this Note is payable will be adjusted daily, weekly, monthly, quarterly, semi-annually or annually as shown above under Interest Reset Period; provided, however, that the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate specified above. Each such adjusted rate will be applicable on and after the Interest Reset Date to which it relates, to, but not including, the next succeeding Interest Reset Date, or until Maturity, as the case may be. If any Interest Reset Date is not a Business Day, such Interest Reset Date will be postponed to the next succeeding day that is a Business Day, except, that if the Interest Rate Basis specified above is LIBOR or EURIBOR, and if such Business Day is in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding Business Day. If the Interest Rate Basis specified above is the Treasury Rate, and if such Interest Reset Date would otherwise be a day on which Treasury Bills (as defined below) are auctioned, then such Interest Reset Date will be the first Business Day immediately following such auction day. Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date the rate of interest on this Note will be the rate determined in accordance with the provisions of the applicable heading below.

All percentages resulting from any calculations with respect to this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards; and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent with one-half cent being rounded upwards.

The interest rate borne by this Note will be determined as follows:

(i) Unless the Interest Category of this Note is specified above as a “Floating Rate/Fixed Rate Note” or an “Inverse Floating Rate Note” or as otherwise specified herein, this Note will be designated as a “Regular Floating Rate Note” and, except as set forth herein or specified above, will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any, in each case as specified above. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note will be payable will be reset as of each Interest Reset Date specified above; provided, however, that the interest rate in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date will be the Initial Interest Rate.

(ii) If the Interest Category of this Note is specified above as a “Floating Rate/Fixed Rate Note”, then, except as set forth herein or specified above, this Note will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any, in each case as specified above. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note will be payable will be reset as of each Interest Reset Date; provided, however, that (y) the interest rate in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date will be the Initial Interest Rate and (z) the interest rate in effect for the period commencing on the Fixed Rate Commencement Date specified on the face hereof to the Maturity Date will be the Fixed Interest Rate specified above or, if no such Fixed Interest Rate is specified, the interest rate in effect hereon on the day immediately preceding the Fixed Rate Commencement Date.

(iii) If the Interest Category of this Note is specified above as an “Inverse Floating Rate Note”, then, except as set forth herein or specified above, this Note will bear interest at the Fixed Interest Rate minus the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any, in each case as specified above; provided, however, that, unless otherwise specified above or herein, the interest rate hereon will not be less than zero. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note will be payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date will be the Initial Interest Rate.

“H.15 Daily Update” means the daily statistical release designated as H.15, or any successor publication, published by the Board of Governors of the Federal Reserve System and available on their website at http://www.federalreserve.gov/releases/h15, or any successor site or publication.

Determination of CMT Rate. If the Interest Reset Basis specified above is the CMT Rate, the interest rate with respect to this Note will be the CMT Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified above. “CMT Rate” means with respect to any Interest Determination Date:

(i) If Reuters Page FRBCMT (as defined below) is specified above, the percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified above as published in the H.15 Daily Update opposite the caption “Treasury constant maturities”, as the yield is displayed on Reuters page FRBCMT (“Reuters Page FRBCMT”) or, if not so displayed, as displayed on the Bloomberg L.P. (“Bloomberg”) service (or any successor service) on page NDX7 (or any other page as may replace the specified page on that service) (“Bloomberg Page NDX7”), for such Interest Determination Date. If such rate does not appear on Reuters Page FRBCMT or Bloomberg Page NDX7, as the case may be, the CMT Rate on such Interest Determination Date will be the percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified above and for such Interest Determination Date as published in the H.15 Daily Update opposite the caption “Treasury constant maturities”. If such rate does not appear in the H.15 Daily Update, the CMT Rate on such Interest Determination Date will be the rate on such Interest Determination Date for the period of the Index Maturity specified above as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Company determines to be comparable to the rate which would otherwise have been published in the H.15 Daily Update. If such rate is not published as specified in the preceding sentence, the CMT Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on such Interest Determination Date of three leading primary United States government securities dealers in The City of New York (each, a “Reference Dealer”), which may include an agent for the sale of the Notes or its affiliates, selected by the Company (from five such Reference Dealers so selected by the Company and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for United States Treasury securities with an original maturity equal to the Index Maturity specified above, a remaining term to maturity no more than one year shorter than the Index Maturity specified above and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations will be eliminated. If fewer than three prices are provided as requested, the CMT Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on such Interest Determination Date of three Reference Dealers, which may include an agent for the sale of the Notes or its affiliates, selected by the Company (from five Reference Dealers so selected by the Company and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for United States Treasury securities with an original maturity greater than the Index Maturity specified above, a remaining term to maturity closest to the Index Maturity specified above, and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT Rate determined as of such Interest Determination Date will be the CMT Rate in effect on such Interest Determination Date. If two such United States Treasury securities with an original maturity greater than the Index Maturity specified above have remaining terms to maturity equally close to the Index Maturity specified above, the quotes for the Treasury security with the shorter original term to maturity will be used.

(ii) If Reuters Page FEDCMT is specified above, the percentage equal to the one-week or one-month, as specified above, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified above as published in the H.15 Daily Update opposite the caption “Treasury constant maturities”, as such yield is displayed on Reuters page FEDCMT (“Reuters Page FEDCMT”) or, if not so displayed on Reuters Page FEDCMT, as displayed on the Bloomberg service (or any successor service) on Bloomberg Page NDX7, for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such Interest Determination Date falls. If such rate does not appear on Reuters Page FEDCMT or Bloomberg Page NDX7, as the case may be, the CMT Rate on such Interest Rate Determination Date will be the percentage equal to the one-week or one-month, as specified above, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified above and for the week or month, as applicable, preceding such Interest Determination Date as published in the H.15 Daily Update opposite the caption “Treasury constant maturities”. If such rate does not appear in the H.15 Daily Update, the CMT Rate on such Interest Determination Date will be the one-week or one-month, as specified above, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified above as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such Interest Determination Date falls. If such rate is not published as specified in the preceding sentence, the CMT Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on such Interest Determination Date of three Reference Dealers, which may include an agent for the sale of the Notes or its affiliates, selected by the Company (from five such Reference Dealers so selected by the Company and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for United States Treasury securities with an original maturity equal to the Index Maturity specified above, a remaining term to maturity of no more than one year shorter than the Index Maturity specified above and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations will be eliminated. If fewer than three prices are provided as requested, the CMT

Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on such Interest Determination Date of three Reference Dealers, which may include an agent for the sale of the Notes or its affiliates, selected by the Company (from five Reference Dealers so selected by the Company and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for United States Treasury securities with an original maturity greater than the Index Maturity specified above, a remaining term to maturity closest to the Index Maturity specified above and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be based on the arithmetic mean of the bid prices obtained and neither the highest or the lowest of such quotations will be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT Rate determined as of such Interest Determination Date will be the CMT Rate in effect on such Interest Determination Date. If two United States Treasury securities with an original maturity greater than the Index Maturity specified above have remaining terms to maturity equally close to the Index Maturity specified above, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

“Reuters page” means the display on the Thomson Reuters Eikon, or any successor service, on the page or pages specified in this Note, or any replacement page or pages on that service.

Determination of Commercial Paper Rate. If the Interest Rate Reset Basis specified above is the Commercial Paper Rate, the interest rate with respect to this Note will be the Commercial Paper Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified above. “Commercial Paper Rate” means, with respect to any Interest Determination Date, the Money Market Yield (as defined below) of the rate on such Interest Determination Date for commercial paper having the Index Maturity specified above as published in the H.15 Daily Update or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Commercial Paper-Nonfinancial.” If by 5:00 P.M., New York City time, on such Calculation Date such rate is not yet published in either the H.15 Daily Update or other recognized electronic source, the Commercial Paper Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on that Interest Determination Date, of three leading dealers of United States dollar commercial paper in The City of New York, which may include an agent for the sale of the Notes or its affiliates, selected by the Company for commercial paper having the Index Maturity specified above placed for industrial issuers whose bond rating is “AA,” or the equivalent, from a nationally recognized statistical rating organization; provided, however, that if the dealers selected as aforesaid by the Company are not quoting as mentioned in this sentence, the Commercial Paper Rate determined as of such Interest Determination Date will be the Commercial Paper Rate in effect on such Interest Determination Date.

“Money Market Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield =	D x 360	x 100

360 - (D x M)

where “D” refers to the applicable per annum rate for commercial paper, quoted on a bank discount basis and expressed as a decimal; and “M” refers to the actual number of days in the applicable interest reset period.

Determination of Federal Funds Rate. If the Interest Rate Basis specified above is the Federal Funds Rate, the interest rate with respect to this Note will be the Federal Funds Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified above. “Federal Funds Rate” means, with respect to any Interest Determination Date:

(i) If Federal Funds (Effective) Rate is specified above, the rate on that day for United States dollar federal funds as published in the H.15 Daily Update or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Federal funds (effective).” If such rate does not appear on Reuters Page FEDFUNDS1 and is not yet published in the H.15 Daily Update or other recognized electronic source by 5:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York selected by the Company prior to 9:00 A.M., New York City time, on such Interest Determination Date; provided, however, that if the brokers selected as aforesaid by the Company are not quoting as mentioned in this sentence, the Federal Funds Rate will be the Federal Funds Rate determined as of such Interest Determination Date in effect on such Interest Determination Date.

(ii) If Federal Funds Open Rate is specified above, the rate on that day under the heading “Federal Funds” for the applicable Index Maturity and opposite the caption “Open” as such rate is displayed on Reuters page 5 (“Reuters Page 5”), or if such rate does not appear on Reuters Page 5 or is not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate will be the rate displayed on the FFPREBON Index Page on the Bloomberg service, which is the Fed Funds Opening Rate as reported by Prebon Yamane (or its successor) on Bloomberg. If such rate does not appear on the FFPREBON Index page on Bloomberg or another recognized electronic source or is not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate will be the rate calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York, which may include an agent for the sale of the Notes or its affiliates, selected by the Company, before 9:00 A.M., New York City time on such Interest Determination Date, or if the brokers selected as aforesaid by the Company are not quoting as mentioned in this sentence, the Federal Funds Rate will be the Federal Funds Rate as in effect on such Interest Determination Date.

(iii) If Federal Funds Target rate is specified above, the rate on that day displayed on the FDTR Index Page on Bloomberg, or if such rate does not appear on the FDTR Index Page on Bloomberg or is not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate will be the rate appearing on Reuters page USFFTARGET= (“Reuters Page USFFTARGET=”). If such rate does not appear on Reuters Page USFFTARGET= or is not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate will be the rate calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York, which may include an agent for the sale of the Notes or its affiliates, selected by the Company, before 9:00 A.M., New York City time, on such Interest Determination Date, or if the brokers selected as aforesaid by the Company are not quoting as mentioned in this sentence, the Federal Funds Rate will be the Federal Funds Rate as in effect on such Interest Determination Date.

Determination of LIBOR. If the Interest Rate Basis specified above is LIBOR, the interest rate with respect to this Note will be LIBOR plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified above. “LIBOR” will be determined by the Calculation Agent in accordance with the following provisions:

With respect to any Interest Determination Date, LIBOR means: (i) the rate for deposits in the Designated LIBOR Currency (as defined below) having the Index Maturity specified above commencing on the Interest Reset Date that appears on the Designated LIBOR Page (as defined below) as of 11:00 A.M., London time, on that Interest Determination Date, or (ii) if the rate referred to in clause (i) does not appear on the Designated LIBOR Page, or is not so published by 11:00 A.M, London time, on such Interest Determination Date, the Calculation Agent shall request the principal London offices of each of four major reference banks (which may include the agents for the sale of the Notes or their affiliates) in the London interbank market, as selected by the Company, to provide the Calculation Agent with its offered quotation for deposits in the Designated LIBOR Currency for the period of the Index Maturity specified above, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such Interest Determination Date and in a principal amount that is representative for a single transaction in such Designated LIBOR Currency in that market at that time. If at least two such quotations are provided, then LIBOR on such Interest Determination Date will be the arithmetic mean of such quotations and calculated by the Calculation Agent. If fewer than two such quotations are provided, then LIBOR on such Interest Determination Date will be the arithmetic mean calculated by the Calculation Agent of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center (as defined below), on such Interest Determination Date by three major banks (which may include the agents for the sale of the Notes or their affiliates) in such Principal Financial Center selected by the Company for loans in the Designated LIBOR Currency to leading European banks, having the Index Maturity specified above commencing on such Interest Reset Date, and in a principal amount that is representative for a single transaction in such Designated LIBOR Currency in such market at such time, or (iii) if the banks so selected by the Company are not quoting as mentioned in clause (ii) above, LIBOR in effect on the applicable Interest Determination Date.

Notwithstanding the foregoing, if the Company determines that LIBOR has been permanently discontinued, the Company or its designee shall determine the successor or alternative rate (the “Alternative Rate”) selected by a central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with accepted market practice. As part of such substitution, the Company or its designee will make such adjustments to the Alternative Rate or the spread thereon, as well as the Business Day convention, Interest Determination Dates and related provisions and definitions, in each case that are consistent with accepted market practice for the use of such Alternative Rate for debt obligations such as the Notes. If there is no clear market consensus as to whether any rate has replaced LIBOR in customary market usage, the Company may appoint in its sole discretion an Independent Financial Advisor (the “IFA”) to determine an appropriate Alternative Rate, and any adjustments, and the decision of the IFA will be binding on the Company, the Calculation Agent and the Holders. If, however, there is no clear market consensus as to whether any rate has replaced LIBOR in customary market usage, and for any reason an Alternative Rate has not been determined, LIBOR determined as of such Interest Determination Date shall be LIBOR in effect on such Interest Determination Date.

None of the Trustee, the Paying Agent or the Calculation Agent shall be under any obligation to (i) monitor, determine or verify the unavailability or cessation of LIBOR, or whether or when there has occurred, or to give notice to any other party of the occurrence of, any benchmark transition event or related benchmark replacement date, (ii) select, determine or designate any benchmark replacement, or other alternative or successor benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, (iii) select, determine or designate any benchmark replacement adjustment, or other modifier to any alternative or successor index or (iv) determine whether or what benchmark replacement conforming changes are necessary or advisable, if any, in connection with any of the foregoing, including, but not limited to, adjustments as to any alternative spread thereon, the Business Day convention, interest determination dates or any other relevant methodology applicable to such substitute or successor benchmark. In connection with the foregoing, each of the Trustee, Paying Agent and Calculation Agent shall be entitled to conclusively rely on any determinations made by us or our designee without independent investigation, and none will have any liability for actions taken at our direction in connection therewith.

None of the Trustee, the Paying Agent or the Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Note as a result of the unavailability of LIBOR or other applicable benchmark replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms of this Note and reasonably required for the performance of such duties. None of the Trustee, Paying Agent or Calculation Agent shall be responsible or liable for our actions or omissions or for those of our designee, or for any failure or delay in the performance by us or our designee, nor shall any of the Trustee, Paying Agent or Calculation Agent be under any obligation to oversee or monitor our performance or that of our designee.

“Designated LIBOR Currency” means the currency specified above as the currency for which LIBOR will be calculated. If no such currency is specified above, the Designated LIBOR Currency will be United States dollars.

“Designated LIBOR Page” means the display on Reuters page LIBOR01 or LIBOR02, as specified above, for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency.

“Principal Financial Center” means (1) the capital city of the country issuing the Specified Currency, except that with respect to United States dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the “Principal Financial Center” will be The City of New York, Sydney, Toronto, Johannesburg and Zurich, respectively, or (2) the capital city of the country to which the Designated LIBOR Currency relates, except that with respect to United States dollars, Australian dollars, Canadian dollars, Euros, South African rand and Swiss francs, the “Principal Financial Center” will be The City of New York, Sydney, Toronto, London (solely in the case of the Designated LIBOR Currency), Johannesburg and Zurich, respectively.

Determination of EURIBOR. If the Interest Rate Basis specified above is EURIBOR, the interest rate with respect to this Note will be EURIBOR plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified above. “EURIBOR” means, with respect to any Interest Determination Rate, the rate for deposits in Euros as sponsored, calculated and published jointly by the European Banking Federation and ACI-The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, having the Index Maturity specified above, commencing on the applicable Interest Reset Date, that appears on Reuters page EURIBOR01 or any other page as may replace that specified page on that service (“Reuters Page EURIBOR01”) as of 11:00 a.m., Brussels time, on such Interest Determination Date; or if no such rate appears on Reuters Page EURIBOR01, or is not so published by 11:00 a.m., Brussels time, on such Interest Determination Date, the rate calculated by the Calculation Agent as the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal Euro-zone (as defined below) offices of four major reference banks in the Euro-zone interbank market (which may include affiliates of the agents for the sale of the Notes) selected by the Company, to provide the Calculation Agent with its offered quotation for deposits in Euros for the period of the Index Maturity specified above commencing on the applicable Interest Reset Date, to prime banks in the Euro-zone interbank market at approximately 11:00 a.m., Brussels time, on such Interest Determination Date and in a principal amount not less than the equivalent of United States $1,000,000 in Euros that is representative for a single transaction in Euros in such market at such time; or if fewer than two quotations are so provided, the rate on such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., Brussels time, on such Interest Determination Date by four major banks in the Euro-zone selected by the Company for loans in Euro to leading European banks, having the Index Maturity specified above, commencing on the applicable Interest Reset Date and in principal amount not less than the equivalent of United States $1,000,000 in Euros that is representative for a single transaction in Euros in such market at such time; or if the banks so selected by the Company are not quoting as mentioned above, EURIBOR in effect on the applicable Interest Determination Date.

Notwithstanding the foregoing, if the Company determines that EURIBOR has been permanently discontinued, the Company or its designee shall determine the alternative rate (the “EURIBOR Alternative Rate”) selected by a central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with accepted market practice. As part of such substitution, the Company or its designee will make adjustments to the EURIBOR Alternative Rate or the spread thereon, as well as the Business Day convention, Interest Determination Dates and related provisions and definitions, in each case that are consistent with accepted market practice for the use of such EURIBOR Alternative Rate for debt obligations such as the Notes. If there is no clear market consensus as to whether any rate has replaced EURIBOR in customary market usage, the Company may appoint in its sole discretion an IFA to determine an appropriate EURIBOR Alternative Rate, and any adjustments, and the decision of the IFA will be binding on the Company, the Calculation Agent and the Holders. If, however, there is no clear market consensus as to whether any rate has replaced EURIBOR in customary market usage, and for any reason an EURIBOR Alternative Rate has not been determined, EURIBOR determined as of such Interest Determination Date shall be EURIBOR in effect on such Interest Determination Date.

None of the Trustee, the Paying Agent or the Calculation Agent shall be under any obligation to (i) monitor, determine or verify the unavailability or cessation of EURIBOR, or whether or when there has occurred, or to give notice to any other party of the occurrence of, any benchmark transition event or related benchmark replacement date, (ii) select, determine or designate any benchmark replacement, or other alternative or successor benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, (iii) select, determine or designate any benchmark replacement adjustment, or other modifier to any alternative or successor index or (iv) determine whether or what benchmark replacement conforming changes are necessary or advisable, if any, in connection with any of the foregoing, including, but not limited to, adjustments as to any alternative spread thereon, the Business Day convention, interest determination dates or any other relevant methodology applicable to such substitute or successor benchmark. In connection with the foregoing, each of the Trustee, Paying Agent and Calculation Agent shall be entitled to conclusively rely on any determinations made by us or our designee without independent investigation, and none will have any liability for actions taken at PFC’s direction in connection therewith.

None of the Trustee, the Paying Agent or the Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Note as a result of the unavailability of EURIBOR or other applicable benchmark replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms of this Note and reasonably required for the performance of such duties. None of the Trustee, Paying Agent or Calculation Agent shall be responsible or liable for our actions or omissions or for those of our designee, or for any failure or delay in the performance by us or our designee, nor shall any of the Trustee, Paying Agent or Calculation Agent be under any obligation to oversee or monitor our performance or that of our designee.

“Euro-zone” means the region comprised of member states of the European Union that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the treaty on the European Union.

Determination of Prime Rate. If the Interest Rate Basis specified above is the Prime Rate, the interest rate with respect to this Note will be the Prime Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified above. “Prime Rate” means, with respect to any Interest Determination Date, the rate on such Interest Determination Date as published in the H.15 Daily Update or such other recognized electronic source used for the purpose of displaying the applicable rate under the caption “Bank prime loan.” If such rate is not published by 5:00 P.M., New York City time, in the H.15 Daily Update or such other recognized electronic source on the related Calculation Date, the Prime Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on Reuters page US PRIME 1 as such bank’s prime rate or base lending rate as of 11:30 A.M., New York City time, on such Interest Determination Date, or, if fewer than four such rates appear by 5:00 P.M., New York City time, on the related Calculation Date on Reuters page US PRIME 1 for such Interest Determination Date, the rate will be calculated by the Calculation Agent and will be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Interest Determination Date by three major banks in The City of New York, which may include an agent for the sale of the Notes or its affiliates, selected by the Company; provided, however, that if the banks so selected by the Company are not quoting as mentioned in this sentence, the Prime Rate with respect to such Interest Determination Date will be the Prime Rate in effect on such Interest Determination Date.

Determination of Treasury Rate. If the Interest Rate Basis specified above is the Treasury Rate, the interest rate with respect to this Note will be the Treasury Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified above. “Treasury Rate” means, with respect to any Interest Determination Date, the rate from the auction held on such Interest Determination Date (the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified above as published under the caption “INVEST RATE” on Reuters page USAUCTION 10 or any other page as may replace that specified page on that service (“Reuters Page US AUCTION 10”) or Reuters page USAUCTION 11 or any page as may replace that specified page on that service (“Reuters Page USAUCTION 11”) or, if not so displayed, as displayed on the Bloomberg service (or any successor service) on page AUCR 27 (or any other page as may replace that page on that service). If such rate does not appear by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Bond Equivalent Yield (as defined below) of the auction rate of such Treasury Bills announced by the United States Department of the Treasury. In the event that such auction rate is not so announced by the United States Department of the Treasury by 3:00 P.M., New York City time, on such Calculation Date, or if the Auction is not held, the Treasury Rate on such Interest Determination Date will be the Bond Equivalent Yield of the rate on such Interest Determination Date of Treasury Bills having a remaining maturity closest to the Index Maturity specified above as published in the H.15 Daily Update or other recognized electronic source used for the purpose of displaying the rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”. If such rate is not published in the H.15 Daily Update or other recognized electronic source by 5:00 P.M., New York City time, on such Calculation Date, the Treasury Rate on such Interest Determination Date will be calculated by the

Calculation Agent and will be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Interest Determination Date, of three primary United States government securities dealers, which may include an agent for the sale of the Notes or its affiliates, selected by the Company, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified above; provided, however, that if the dealers selected as aforesaid by the Company are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Interest Determination Date will be the Treasury Rate in effect on such Interest Determination Date.

“Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield =	D X N	x 100
360 — (D X M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, N refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest reset period.

Notwithstanding the determination of the interest rate as provided above, the interest rate on this Note for any interest period will not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified above. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. The Calculation Agent will calculate the interest rate on this Note in accordance with the foregoing on or before each Calculation Date.

The “Calculation Date,” where applicable, pertaining to an Interest Determination Date is the earlier of (i) the tenth calendar day after such Interest Determination Date or if any such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity, as the case may be.

The Paying Agent will notify the Company of each determination of the interest rate applicable to this Note promptly after such determination is made by the Calculation Agent. The Paying Agent will, upon the request of the Holder of this Note, provide the interest rate then in effect and, if determined, the interest rate which will become effective as a result of a determination made with respect to the most recent Interest Determination Date with respect to this Note. The Paying Agent will not be responsible for determining the interest rate applicable to this Note.

If any Interest Payment Date specified above, other than an Interest Payment Date on the Maturity, would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next day that is a Business Day, and interest will continue to accrue, except that if the Interest Rate Basis specified above is LIBOR or EURIBOR, and if such Business Day is the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the Maturity of this Note falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after Maturity. “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, if the Specified Currency above is anything other than United States dollars, the day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center, as defined above, of the country issuing the Specified Currency or, if the Specified Currency is Euro, the day is also a TARGET business day. A “TARGET business day” is any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System is open; provided, further, that, with respect to notes as to which LIBOR is an applicable Interest Rate Basis, the day is also a London Banking Day. “London Banking Day” means a day on which commercial banks are open for business, including dealings in the Designated LIBOR Currency in London.

If the Interest Rate Basis specified above is the CMT Rate or the Commercial Paper Rate, the Interest Determination Date pertaining to an Interest Reset Date will be the second Business Day next preceding such Interest Reset Date. If the Interest Rate Basis specified above is the Federal Funds Rate, the Interest Determination Date pertaining to an Interest Reset Date will be the Interest Reset Date. If the Interest Rate Basis specified above is the Prime Rate, the Interest Determination Date pertaining to an Interest Reset Date will be the first Business Day preceding such Interest Reset Date. If the Interest Rate Basis specified above is LIBOR, the Interest Determination Date pertaining to an Interest Reset Date will be the second London Banking Day next preceding the Interest Reset Date, unless the Designated LIBOR Currency specified above is the British pound sterling, in which case the Interest Determination Date will be the Interest Reset Date. If the Interest Rate Basis specified above is EURIBOR, the Interest Determination Date pertaining to an Interest Reset Date will be the second TARGET business day preceding each Interest Reset Date. If the Interest Rate Basis specified above is the Treasury Rate, the Interest Determination Date pertaining to an Interest Reset Date will be the day of the week in which such Interest Reset Date falls on which Treasury Bills of the Index Maturity specified above are normally auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday; provided, however, that if an auction is held on the Friday of the week preceding the Interest Reset Date, the Interest Determination Date will be the preceding Friday; and provided, further, that if an auction falls on any Interest Reset Date, then such Interest Reset Date will instead be the first Business Day following the auction. If the interest rate of this Note is determined with reference to two or more interest rate bases, the Interest Determination Date pertaining to this Note will be the latest Business Day which is at least two Business Days prior to the Interest Reset Date on which each Interest Rate Basis will be determinable. Each Interest Rate Basis will be determined on such date and the applicable interest rate will take effect on the related Interest Reset Date.

Interest payments on this Note will include accrued interest from and including the Original Issue Date or from and including the immediately preceding Interest Payment Date in respect of which interest has been paid, as the case may be, to, but excluding, the Interest Payment Date or Maturity, as the case may be. Accrued interest will be calculated by multiplying the principal amount of this Note by an accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day will be computed by dividing the interest rate applicable to such day by 360, if the Interest Rate Basis specified above is the Commercial Paper Rate, Federal Funds Rate, LIBOR, EURIBOR or the Prime Rate, or by the actual number of days in the year if the Interest Rate Basis specified above is the CMT Rate or the Treasury Rate. If two or more Interest Rate Bases are specified above, the interest factor will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied. The interest factor for each such day shall be computed by dividing the interest rate applicable to such day by 360, if the Day Count Convention specified above is “Actual/360” for the period specified thereunder or by the actual number of days in the year if the Day Count Convention specified above is “Actual/Actual” for the period specified thereunder.

Except as provided in the next paragraph, any payment to be made on this Note in a Specified Currency other than United States dollars will be made in United States dollars unless the Person entitled to receive such payment transmits a written request for such payment to be made in the Specified Currency to the Paying Agent, on or before the applicable Regular Record Date or at least fifteen calendar days before Maturity, as the case may be. Such written request may be mailed, hand delivered, or sent by cable, telex or other form of facsimile transmission. Any such request made with respect to any payment on this Note payable to a particular Holder will remain in effect for all later payments on this Note payable to such Holder, unless such request is revoked by written notice to the Paying Agent on or before the applicable Regular Record Date or at least fifteen calendar days before Maturity, as the case may be, in which case such revocation shall be effective for such and all later payments.

The United States dollar amount of any payment made pursuant to this Note, if the Specified Currency is other than United States dollars and the Person entitled to receive such payment has not requested payment to be made in the Specified Currency as described in the preceding paragraph, will be determined by the Exchange Rate Agent based upon the highest bid quotation received by the Exchange Rate Agent as of 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date, from three recognized foreign exchange dealers selected by the Exchange Rate Agent (which dealers may include the Exchange Rate Agent) and approved by the Company in The City of New York, in each case for the purchase by the quoting dealer, for United States dollars and for settlement on such payment date of an amount of the Specified Currency for such payment equal to the aggregate amount of such Specified Currency payable on such payment date to all Holders of Securities who are scheduled to receive United States dollar payments on such payment date, and at which the applicable dealer commits to execute a contract. If the bid quotations are not available on such second Business Day, such payment will be made in the Specified Currency for such payment. All currency exchange costs associated with any payment in United States dollars on this Note will be borne by the Holder entitled to receive such payment, by deduction from such payment.

Notwithstanding anything in the foregoing to the contrary, if the Specified Currency is not available for any amount payable on this Note on the second Business Day preceding the applicable payment date (including at Maturity) due to the imposition of exchange controls or any other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligation to pay such amount in such Specified Currency by making such payment in United States dollars. The amount of such payment in United States dollars shall be determined by the Exchange Rate Agent on the basis of the Market Exchange Rate on the second Business Day preceding the applicable payment date, or if the Market Exchange Rate is not available on the second Business Day preceding the applicable payment date, the most recently available Market Exchange Rate. The “Market Exchange Rate” for a Specified Currency other than United States dollars means the noon dollar buying rate for cable transfers in The City of New York for such Specified Currency as certified for custom purposes or, if not so certified, as otherwise determined by the Federal Reserve Bank of New York. Any payment made under such circumstances in United States dollars where the required payment is in other than United States dollars will not constitute an Event of Default under the Indenture or this Note.

If an Event of Default (as defined in the Indenture) with respect to the Notes shall occur and be continuing, the unpaid principal of all the Notes Outstanding may be declared due and payable in the manner and with the effect provided in the Indenture.

If the Discount Note box is checked above, the amount payable to the Holder of this Note in the event of redemption, repayment or acceleration of maturity will be equal to the sum of (i) the Issue Price specified above (increased by any accruals of Discount, as defined below, and reduced by any amounts of principal previously paid) and, in the event of any redemption of this Note (if applicable), multiplied by the Initial Redemption Percentage Reduction, specified above (as adjusted by the Annual Redemption Percentage Reduction specified above) and (ii) any unpaid interest accrued hereon to the date of such redemption, repayment or acceleration of maturity, as the case may be. The difference between the Issue Price specified above and the principal amount of this Note is referred to herein as the “Discount”.

For purposes of determining the amount of Discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for this Note, such Discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates specified above (with ratable accruals within a compounding period), an interest rate equal to the Initial Interest Rate specified above and an assumption that the maturity of this Note will not be accelerated. If the period from the Original Issue Date specified above to the initial Interest Payment Date (the “Initial Period”) is shorter than the compounding period for this Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series under the Indenture to be affected at any time by the Company with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor and in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in, and subject to the terms of, the Indenture, the Company shall be discharged from its obligations under the Notes if at any time (a) the Company has irrevocably deposited with the Trustee, in trust, (i) sufficient funds to pay the principal of, and premium, if any, and interest to the Maturity on, the Notes, or (ii) to the extent the Notes are payable in United States dollars only, such amount of direct obligations of, or obligations the principal and interest on which are fully guaranteed by, the United States of America (other than obligations subject to prepayment, redemption or call prior to their stated maturity) as will, together with the predetermined and certain income to accrue thereon (without consideration of any reinvestment thereof), be sufficient to pay and discharge when due the principal of, and premium, if any, and interest to the Maturity on, the Notes (b) the Company has paid all other sums payable with respect to the Notes and (c) unless the Notes are to become due and payable at their Maturity within one year, the Trustee has received an opinion of recognized tax counsel to the effect that such deposit and discharge will not result in recognition by the Holders of the Notes of income, gain or loss for federal income tax purposes (other than income, gain or loss which would have been recognized in like amount and at a like time absent such deposit and discharge). Upon such discharge, the Holders of the Notes shall no longer be entitled to the benefits of the Indenture, except for the purposes of registration of transfer and exchange of Notes, and shall look only to such deposited funds or obligations for payment.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company which is absolute and unconditional to pay the principal of and interest on this Note at the times, place and rates, and in the coin or currency herein and in the Indenture prescribed; subject, however, to the provisions for the discharge of the Company from its obligations under the Notes upon satisfaction of the conditions set forth in the preceding paragraph and in the Indenture.

This Note may be redeemed at the option of the Company on any date on or after the Initial Redemption Date (any date fixed for such redemption being the “Redemption Date”), if any, specified above, and prior to the Maturity Date specified above, in whole, or from time to time in part (if so specified above), in increments of $1,000 or integral multiples thereof (provided that any remaining principal amount shall be an authorized denomination) at the Redemption Price, if any, specified above or in any applicable Addendum hereto, together with accrued interest to the Redemption Date, upon mailing a notice of such redemption not more than 60 days nor less than 30 days prior to the Redemption Date to the Holder of this Note at such Holder’s address appearing in the Security Register, all as provided in the Indenture. If less than all of the Notes are to be redeemed, the Trustee shall select, from Notes that are subject to redemption pursuant to the terms thereof, the Note or Notes, or portion or portions thereof, to be redeemed. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of the same series in authorized denominations and for the same aggregate principal amount shall be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons and, if payable in United States dollars, only in denominations of $1,000 and any integral multiple of $1,000 unless otherwise specified on the face hereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same. If (x) the Depositary is at any time unwilling or unable, or no longer eligible under the Indenture, to continue as depositary and a successor depositary is not appointed by the Company within 90 days (y) the Company executes and delivers to the Trustee or an Authenticating Agent a Company Order to the effect that this Note shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Notes, this Note shall be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. Such definitive Notes shall be registered in such name or names as the Depositary shall instruct the Trustee. If definitive Notes are so delivered, the Company may make such changes to the form of this Note as are necessary or appropriate to allow for the issuance of such definitive Notes.

The Company may, from time to time, subject to compliance with any other applicable provisions of the Indenture, without notice to or the consent of the Holders of the Notes, create and issue pursuant to the Indenture additional Notes having terms and conditions identical to those of this Note and ranking equally and ratably with the Notes, except that such additional Notes may have different issue dates and different issue prices from this Note.

This Note is not subject to any sinking fund.

No service charge shall be made for any registration of transfer or exchange relating to this Note, but the Company or the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee, any Paying Agent, any Authenticating Agent and any other agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

As provided in the Indenture, no recourse for the payment of the principal of or interest on any Note, or for any claim based thereon, and no recourse upon any obligation of the Company in the Indenture or in any Note shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

ASSIGNMENT/TRANSFER FORM

FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto (insert Taxpayer Identification No.)

(Please print or typewrite name and address including postal zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                                                                   attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Date

NOTICE: The signature of the registered Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at

(Please print or typewrite name and address of the undersigned)

For this Note to be repaid, the Trustee must receive at 400 South Hope Street, Suite 400, Los Angeles, CA 90071, Attention: Corporate Unit, Fax: (213) 630-6298, or at such other place or places of which the Company shall from time to time notify the Holder of this Note, not more than 60 nor less than 30 days prior to an Optional Repayment Date, if any, shown on the face of this Note, this Note with this “Option to Elect Repayment” form duly completed. This Note must be received by the Trustee by 5:00 P.M., New York City time, on the last day for the giving of such notice.

If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be in an amount equal to $1,000 or an integral multiple thereof, provided that any remaining principal amount shall be an authorized denomination) which the Holder elects to have repaid and specify the denomination or denominations (which shall be in an amount equal to an authorized denomination) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

$

Date
NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.

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